Exhibit 10.31
NOTICE OF ASSIGNMENT
Date of Exercise: June 13, 2007
William D. and Candida Schnack
9538 Hollow Creek Way
Elk Grove, CA 95624
Fax: (916) 686-4865
Crestview Capital Master, LLC
95 Revere Drive, Suite A
Northbrook, IL 60062
Attn: Adam Blonsky
(847) 559-5807
Bullivant Houser Bailey, PC
1415 L Street, Suite 1000
Sacramento, CA 95814
Attn: Scott E. Bartel, Esq.
Fax: (916) 930-2501
Lady and Gentlemen:
     This constitutes notice under the Advance Sales Restructuring Agreement (the “Restructuring Agreement”), dated April 23, 2007, by and between Golden Phoenix Minerals, Inc., a Minnesota corporation (“Golden Phoenix”) and William D. or Candida Schnack (collectively “Schnack”), that Golden Phoenix elects to assign the option to purchase the production payment provided for in the Restructuring Agreement to Crestview Capital Master LLC, a Delaware limited liability company (“Crestview”) pursuant to the Production Payment Purchase Agreement and Assignment (the “Purchase Agreement”), dated June 12, 2007, by and between Golden Phoenix and Crestview.
     Golden Phoenix further agrees to execute and deliver such other agreements as may be reasonably requested by Schnack that are consistent with the foregoing or that are necessary to give further effect thereto.
Very truly yours,
/s/ David A. Caldwell
David A. Caldwell
Chief Executive Officer
Golden Phoenix Minerals, Inc.
1675 East Prater Way, Suite 102
Sparks, NV 89434